UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Innovative International Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INNOVATIVE INTERNATIONAL ACQUISITION CORP.

24681 LA PLAZA, SUITE 300
DANA POINT, CA 92629

PROXY STATEMENT SUPPLEMENT

January 12, 2023

To the Shareholders of Innovative International Acquisition Corp.:

This is a supplement (this “Supplement”) to the definitive proxy statement of Innovative International Acquisition Corp. (“IOAC”), dated January 3, 2023 (the “Proxy Statement”), that was sent to you in connection with IOAC’s extraordinary general meeting of shareholders scheduled for 11:00 a.m., Eastern Time, on January 19, 2023, virtually, at https://web.lumiagm.com/228230513 (the “Shareholder Meeting”).

At the Shareholder Meeting, IOAC’s shareholders will be asked to consider and vote upon:

(i) a proposal to amend IOAC’s Amended and Restated Memorandum and Articles of Association to extend the date by which IOAC has to consummate an initial business combination (the “Combination Period”) up to six (6) times for an additional one (1) month each time from January 29, 2023 to July 29, 2023 (as extended, the “Extended Date,” and such proposal, the “Extension Amendment Proposal”);

(ii) a proposal to amend IOAC’s investment management trust agreement, dated as of October 26, 2021, by and between IOAC and American Stock Transfer & Trust Company, LLC, to allow IOAC to extend the Combination Period up to six (6) times for an additional one (1) month each time from January 29, 2023 to the Extended Date by depositing into the trust account, for each one-month extension, the lesser of (a) $165,000 and (b) $0.055 for each public share outstanding after giving effect to the redemption (the “Trust Agreement Amendment Proposal”); and

(iii) a proposal to adjourn the Shareholder Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Shareholder Meeting, there are not sufficient votes to approve the Extension Amendment Proposal and the Trust Agreement Amendment Proposal.

The purpose of the Extension Amendment Proposal, the Trust Agreement Amendment Proposal and, if necessary, the Adjournment Proposal, is to allow IOAC additional time to complete the proposed transactions (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of October 13, 2022, by and among IOAC, Innovative International Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of IOAC, Zoomcar, Inc., a Delaware corporation, and Greg Moran, in the capacity as the representative of the Zoomcar stockholders from and after the closing of the Business Combination.

IOAC has filed this Supplement with the Securities and Exchange Commission to update the amount held in the trust account established in connection with the IOAC’s initial public offering (the “Trust Account”).

On December 31, 2022, the redemption price per share was approximately $10.35, based on the aggregate amount on deposit in the Trust Account of approximately $237,987,892.76 as of December 31, 2022 (including interest not previously released to IOAC to pay taxes), divided by the total number of then outstanding Class A ordinary shares, par value $0.0001 per share, issued as part of the units sold in IOAC’s initial public offering (the “Public Shares”). The redemption price per share in connection with the proposals will be calculated based on the aggregate amount on deposit in the Trust Account on January 17, 2023 (two business days prior to the Shareholder Meeting). The closing price of the Public Shares on the Nasdaq Global Market on December 30, 2022 (the last business day in 2022) was $10.30. If the closing price of the Public Shares was to remain the same until the date of the Shareholder Meeting, exercising redemption rights would result in a public shareholder receiving approximately $0.05 more per share than if the shares were sold in the open market (based on the per share redemption price as of December 31, 2022). IOAC cannot assure shareholders that they will be able to sell their Public Shares in the open market, even if the market price per share is lower than the redemption price stated above, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares.

General Information

IOAC would like to remind its shareholders that only holders of record of IOAC’s Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”) and Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares” and together with the Class A Ordinary Shares, the “Ordinary Shares”), at the close of business on December 7, 2022, which is the record date for the Shareholder Meeting, are entitled to notice of the Shareholder Meeting and to vote and have their votes counted at the Shareholder Meeting and any adjournments or postponements of the Shareholder Meeting. As of the close of business on December 7, 2022, there were 32,110,000 Ordinary Shares issued and outstanding and entitled to vote. Each share is entitled to one vote per share at the Shareholder Meeting.

All holders of Public Shares, regardless of whether they vote for or against the proposals or do not vote at all, may elect to convert their shares of Public Shares into their pro rata portion of the amounts held in the Trust Account calculated as of January 17, 2023 (two (2) business days prior to the Shareholder Meeting). To exercise your redemption rights, you must tender your Public Shares to IOAC’s transfer agent at least two (2) business days prior to the Shareholder Meeting. You may tender your Public Shares by either delivering your share certificate to the transfer agent or by delivering your shares electronically using the Depository Trust Company’s (“DTC”) Deposit/Withdrawal At Custodian (“DWAC”) system. If you hold your Public Shares in street name, you will need to instruct your bank, broker or other nominee to withdraw the Public Shares from your account in order to exercise your redemption rights.

Before you vote, you should read the Proxy Statement and other documents that IOAC has filed with the Securities and Exchange Commission, together with this Supplement, for more complete information about IOAC and the proposals. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Proxy Statement. If you have questions about the Shareholder Meeting or if you need additional copies of the Proxy Statement or the proxy card you should contact:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Individuals call toll-free (800) 662-5200

Banks and brokers call (203) 658-9400

Email: IOAC.info@investor.morrowsodali.com

By Order of the Board of Directors of Innovative International Acquisition Corp.

/s/ Mohan Ananda
Mohan Ananda
Chief Executive Officer

You are not being asked to vote on the Business Combination at the Shareholder Meeting. The vote by IOAC shareholders on the Business Combination will occur at a separate extraordinary general meeting of IOAC shareholders, to be held on at a later date.

Your vote is very important. Whether or not you plan to attend the Shareholder Meeting, please vote as soon as possible by following the instructions in the Proxy Statement to make sure that your shares are represented at the Shareholder Meeting.

This Supplement is dated January 12, 2023.